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                                                                    EXHIBIT 99.2

                               [LIQUID AUDIO LOGO]

FOR IMMEDIATE RELEASE

      LIQUID AUDIO ANNOUNCES SALE OF ITS DIGITAL MUSIC FULFILLMENT BUSINESS

REDWOOD CITY, Calif., Jan. 24 - Liquid Audio, Inc. (Nasdaq: LQID) today announced that it has sold its digital music fulfillment business to Geneva Media, LLC, an affiliate of Anderson Merchandisers, LP for $3,200,000. Liquid Audio has also transferred ownership of "Liquid Audio" related trademarks to Geneva.

Liquid Audio, Inc. was formed in 1996 and provided record labels, artists and retail websites the software, infrastructure and services for the secure digital delivery of media over the Internet. Today, the company is pursuing a dissolution while exploring dispositions of its remaining assets.

Forward-Looking Statements

All statements made in this release, other than statements of historical fact, are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "will," "guidance" and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of Liquid Audio, the industries and markets in which the company operates and the pending litigation. Those statements are not guarantees of future performance and involve risks, uncertainties and assumptions that will be difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by those forward-looking statements. Factors that may affect Liquid Audio's business, financial condition and operating results include the effects of changes in the economy, consumer spending, the stock market and the industries in which it operates generally, changes affecting the Internet and e-commerce, the ability of the company to maintain relationships with strategic partners and suppliers, the ability of the company to timely and successfully develop, maintain and protect their technology and product and service offerings and execute operationally and the ability of the company to attract and retain qualified personnel. These factors may also include, but are not limited to, general market conditions, our ability to develop new products to meet market demand, our ability to maintain cost controls; the mix of products and services our customers require and the effects of natural disasters, international conflicts and other events beyond our control. More information about potential factors that could affect Liquid Audio can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by Liquid Audio with the Securities and Exchange Commission. Liquid Audio expressly disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by it.